UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2012

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Fourth Amended and Restated Credit Agreement

On June 20, 2012, the Company entered into a Fourth Amended and Restated Credit Agreement (the "Fourth Amended and Restated Credit Agreement") to its existing credit facility, dated as of October 19, 2007, as amended with the Royal Bank of Scotland plc, as mandated lead arranger, bookrunner, swap bank, agent and security trustee, and certain other financial institutions listed therein (collectively, the "Lenders"), which, among other things:

•
permanently waives any purported defaults or events of defaults that were the subject of a temporary waiver under the sixth amendment to the existing credit facility, including any alleged events of default arising from any purported breach of the minimum adjusted net worth covenant that occurred as a result of any failure to maintain the required adjusted net worth;

•	converts the $1,129,478,742 presently outstanding under the revolving credit facility into a term loan;

•
sets the maturity date as December 31, 2015, and, subject to the Company's satisfaction of certain conditions, provides an option to the Company to further extend the maturity date by a further 18 months to June 30, 2017 (the "Termination Date");

•	requires no mandatory repayments of principal until the Termination Date and is subject to a quarterly sweep of cash on hand in excess of $20,000,000;

•
under the terms of the restructuring, all amounts presently outstanding under the credit facility will bear interest at LIBOR plus a margin that will include a payment-in-kind ("PIK") component.  The initial cash margin of 3.50% and PIK margin of 2.50% can be reduced on the basis of reduced leverage and proceeds from future equity raises;

•
changes the existing financial covenants; such covenants will include a minimum liquidity starting June 30, 2012, a minimum interest coverage ratio starting June 30, 2013, a leverage ratio, starting September 30, 2013, and a collateral coverage ratio starting September 30, 2014;

•	provides for a new liquidity facility in the aggregate amount of $20,000,000;

•	permits within certain parameters for the purchase or sale of vessels;

•	permits the management of third party vessels;

•
provides that all capitalized interest will be evidenced by PIK Loans, which will mature on the Termination Date.  On the Termination Date, the Company may elect to either (i) repay the PIK Loans in cash; or (ii) convert the PIK Loans into shares of cumulative convertible preferred stock, par value $10.00 per share, of the Company ("Cumulative Convertible Preferred Stock") at certain prescribed rates;

•
provides that any Cumulative Convertible Preferred Stock issuable upon conversion of the PIK Loans will bear interest at a coupon rate equal to the lower of (i) the trailing twelve month dividend yield of the S&P US Preferred Stock Index as of the last business day of the month immediately preceding the date of issuance or (ii) the interest rate on the senior debt incurred in any refinancing of the term loan component plus 200bps, and will include customary default in payment of dividend provisions;

•
provides that any Cumulative Convertible Preferred Stock issuable upon conversion of the PIK Loans will have a maturity of five years but may be converted into shares of the Company's Common Stock at the option of the Company, subject to prior consent of holders of at least 33% of the outstanding shares of Common Stock, and

•	provides for the payment of an amendment fee, a work fee, an extension of the Termination Date fee, and commitments fees.

Warrant Agreement

In connection with the Fourth Amended and Restated Credit Agreement, the Company entered into a Warrant Agreement, dated June 20, 2012, pursuant to which the Company agreed to issue to the Lenders Warrants convertible on a cashless basis into shares of the Company's common stock, par value $0.01 (the "Warrant Shares"), equal to an aggregate of 19.99% of the Company's outstanding common stock on June 20, 2012 at a strike price of $0.01 per share of common stock.  One-third of the warrants are exercisable immediately, the next third of the warrants are exercisable when the price of the Company's common stock reaches $10.00 per share (subject to certain customary adjustments in the event of stock splits, reverse stock splits and certain distributions to all holders of common stock) and the last third of the warrants are exercisable when the price of the Company's common stock reaches $12.00 per share (subject to the aforementioned adjustments).  Unexercised warrants will expire on June 20, 2022.

The Warrants and Warrant Shares issued to the Lenders pursuant to the Warrant Agreement were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").  The transaction involving the issuance of the Warrants and Warrant Shares was privately negotiated and did not include general solicitation or advertising.  The Company satisfied itself that the Lenders (i) were "accredited investors" as defined in Rule 501 of the Securities Act, (ii) were acquiring the Warrants and the Warrant Shares for their own account solely for the purpose of investment and without a view to any resale or other distribution thereof in violation of the Securities Act, (iii) were afforded the opportunity to review all information necessary to assess the investment and were capable of evaluating the merits and risks of the investment.

Registration Rights Agreement

In connection with the Fourth Amended and Restated Credit Agreement discussed above, the Company entered into a Registration Rights Agreement (the "Registration Rights Agreement"), dated June 20, 2012, with the Lenders pursuant to which the Company agreed to register the Warrant Shares for resale under the Securities Act of 1933, as amended (the "Securities Act"). Under the terms of the Registration Rights Agreement, the Company is required to use its reasonable best efforts  file such registration statement with the Securities and Exchange Commission (the "Commission") as soon as practicable and in any event prior to June 30, 2012 and have it declared effective as soon as practicable after filing and in any event prior the 90th day after filing. Pursuant to the Registration Rights Agreement, the Company also agreed to keep the registration statement effective and file all information required to be filed under Rule 144 or the Securities Exchange Act of 1934, as amended, until the Warrant Shares are otherwise freely tradable without restriction under Rule 144 under the Securities Act.  In addition, the Company agreed to other customary provisions in connection with the preparation and filing of the registration statement, such as matters relating to indemnification and payment of expenses.

Amended and Restated Rights Agreement

In connection with the Fourth Amended and Restated Credit Agreement discussed above, the Company entered into an amended and restated Rights Agreement (the "Rights Agreement") between the Company and Computershare Trust Company, N.A., a national banking corporation, as Rights Agent (the "Rights Agent").  The Rights Agreement, which amends and restates a prior rights agreement between the Company and the Rights Agent dated November 7, 2007, was amended to make certain changes to the definition of "acquiring person" to provide that no person shall become an "Acquiring Person", as such term is defined in the Rights Agreement, solely as the result of the issuance of Warrants or Warrant Shares under the Warrant Agreement, as described above.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 in connection with the Warrants and the Warrant Shares is incorporated in this Item 3.02 by reference.

ITEM 3.03  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information set forth in Item 1.01 in connection with the amended and restated Rights Agreement is incorporated in this Item 3.01 by reference.  The Rights Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this item. This summary description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to this exhibit.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit Number	Description
4.1	Amended and Restated Rights Agreement between the Company and Computershare Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: June 20, 2012	By:	/s/ Alan S. Ginsberg
	Name:	Alan S. Ginsberg
	Title:	Chief Financial Officer